EXHIBIT 10.16

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into on August 2, 2005, effective as of June 1, 2005 (the "Effective Date) by and between Empire Financial Group, Inc. a Florida corporation (the "Company"), and Donald A. Wojnowski Jr. (the "Employee").


                                    RECITALS
                                    --------

         A. The Employee is currently employed by the Company.

         B. The Employee possesses intimate knowledge of the business and affairs of the Company, its policies, methods and personnel.

         C. The Employee is willing to make his services available to the Company, on the terms and conditions hereinafter set forth.


                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

         1. Employment.

                  1.1 Employment and Term. The Company hereby agrees to employ the Employee and the Employee hereby agrees to serve the Company, on the terms and conditions set forth herein, for the period commencing on the Effective Date and ending June 1, 2007 unless sooner terminated as hereinafter set forth. The Term of this Agreement shall automatically continue after expiration on a month to month basis until either the Company or the Employee provides the other party with at least 90 days prior written notice that the Agreement shall terminate effective on a date.

                  1.2 Duties of Employee. The Employee shall serve as the "Chief Executive Officer and President" for Empire Financial Holding Company and "President" of the company's wholly owned subsidiary, Empire Financial Group, Inc. During the term of Employment, the Employee shall diligently perform all services as may be reasonably assigned to the Employee by the Company consistent with his position, and shall exercise such power and authority as may from time to time be delegated to the Employee by the Company. The Employee shall devote all of the Employee's working time and attention to the business and affairs of the Company (excluding any vacation and sick leave to which the Employee is entitled), render such services to the best of the Employee's ability, and use the Employee's reasonable best efforts to promote the interests of the Company. It shall not be a violation of this Agreement, after written notice to and approval of the Officers of the Company, for the

Employee to (a) serve on civic or charitable boards or committees, (b) deliver lectures, fulfill speaking engagements or teach at seminars, (c) manage personal investments as an employee of the Company in accordance with this Agreement.

                  1.3 Place of Performance. In connection with his employment by the Company, the Employee shall be based at the Company's principal Employee offices, except for travel reasonably necessary in connection with the Company's business.

         2. Compensation.

                  2.1 Salary. Commencing on the Effective Date of this Agreement, the Employee shall receive compensation at the annual rate of $240,000 during the term of this Agreement, with such salary payable in installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes and forgiven monthly.

                  2.2 Incentive Compensation. The Employee shall also be entitled to receive such other bonus payments or performance compensation as detailed in schedule "A" annexed hereto.

         3. Expense Reimbursement and Other Benefits.

                  3.1 Expense Reimbursement. During the term of the Employee's employment hereunder, the Company, upon the submission of reasonable supporting documentation by the Employee, shall reimburse the Employee for all reasonable approved expenses actually paid or incurred by the Employee in the course of and pursuant to the business of the Company, including expenses for travel and entertainment.

                  3.2 Incentive, Savings and Retirement Plans. During the term of this Agreement, the Employee shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable to other Employees of the Company and its subsidiaries as may be in effect from time to time.

                  3.3 Healthcare Benefit Plans. During the term of this Agreement, the Employee shall be eligible for participation in and shall receive all benefits under healthcare benefit plans, practices, policies and programs provided by the Company and its subsidiaries that may be in effect from time to time (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs), at no cost to the employee.

                  3.4 Working Facilities. During the term of the Employee's employment hereunder, the Company shall furnish the Employee with an office, support and such other facilities and services suitable to his position and adequate for the performance of the Employee's duties hereunder as reasonably determined by the Company.

                  3.5 Vacation. During the term of this Agreement, the Employee shall be entitled to three weeks paid vacation in accordance with the appropriate plans, policies, programs and practices of the Company and its subsidiaries as in effect at any time hereafter with respect to other key Employees of the Company and its subsidiaries; provided, however, that in no event shall the Employee be entitled to less than one week of paid vacation per year.

         4. Termination.

                  4.1 Termination for Cause. Notwithstanding anything contained to the contrary in this Agreement, this Agreement may be terminated by the Company for Cause. As used in this Agreement, "Cause" shall only mean (i) the willful and material failure or refusal of the Employee to perform the duties or render the services assigned under this Agreement (except during reasonable vacation periods or sick leave) or other material breach of this Agreement, which is not remedied within ten business days after receipt of written notice from the Company, (ii) the indictment of the Employee for any criminal act which is a felony, or (iii) a material breach of the Employee's representation in
Section 15, which is not remedied within ten business days after receipt of written notice from the Board. The determination of Cause for purposes of this Agreement shall only be made by the majority vote of the Board (excluding the Employee). Upon any termination pursuant to this Section, the Employee shall be entitled to be paid his Base Salary and any commissions due to the date of termination and the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination).

                  4.2 Disability. Notwithstanding anything contained in this Agreement to the contrary, the Company, by written notice to the Employee, shall at all times have the right to terminate this Agreement, and the Employee's employment hereunder, if the Employee shall, as the result of mental or physical incapacity, illness or disability, fail to perform his duties and responsibilities provided for herein for a period of more than 90 days in any 12-month period. Upon any termination pursuant to this Section, the Employee shall be entitled to be paid his Base Salary and commissions due to the date of termination and the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination).

                  4.3 Death. In the event of the death of the Employee during the term of his employment hereunder, the Company shall pay to the estate of the deceased Employee an amount equal his Base Salary to the date of death and the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination and transferability of the stock options as per schedule "A").

                  4.4 Termination Without Cause. The Company may terminate the Employee's employment under this Agreement without Cause upon giving the Employee 90 days prior written notice of such termination. If such termination was to take place, all provisions in section 5.3 shall be voided and the employee is free to seek employment without restriction. Upon termination without Cause, the Employee shall be entitled to receive only his then current Base Salary for the then remaining Term of this Agreement

                  4.5 Termination by Employee for Good Reason or by Resignation.

                  (i) The Employee shall have the right to terminate his employment under this Agreement at any time upon at least 90 days prior written notice to the Company for Good Reason. For purposes of this Agreement, "Good Reason" means (i) a material breach of the Company's obligations under this Agreement, which is not remedied within ten business days after receipt of written notice from the Employee, or (ii) any termination by the Employee (other than a termination for Cause) during the three-month period following the effective date of any "Change in Control." Upon termination for Good Reason, the Employee shall be entitled to receive his then current Base Salary and performance benefit for the then remaining term of this Agreement

                  (ii) The Employee shall have the right to terminate his employment under this Agreement by resignation at any time upon at least 90 days prior written notice to the Company. Upon such termination by resignation, the Employee shall be entitled to be paid his Base Salary and incentive compensation to the date of termination and the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination). Except as specifically set forth in this Section, the Employee shall not have any additional liability or obligation hereunder by reason of such termination.

         5. Restrictive Covenants.

                  5.1 Confidentiality and Rights to Inventions.

                           (a) Confidential Information. The Employee hereby
acknowledges that the Employee will or may be making use of, acquiring and adding to confidential information of a special and unique nature and value affecting and relating to the Company and its operations, including, but not limited to, its business, the identities of its customers and suppliers, its data base information, prices paid by the Company for inventory, its business practices, marketing strategies, expansion plans, contracts, business records and other records, trade secrets, inventions, techniques, know-how and technologies, whether or not patentable, and other similar information relating to the Company (all the foregoing regardless of whether same was known to the Employee prior to the date hereof is hereinafter referred to collectively as "Confidential Information"). The Employee further recognizes and acknowledges that all Confidential Information is the exclusive property of the Company, is material and confidential, and greatly affects the legitimate business interests, goodwill and effective and successful conduct of the Company's business. Accordingly, the Employee hereby covenants and agrees that he will use the Confidential Information only for the benefit of the Company and shall not at any time, directly or indirectly, either during the Term of this Agreement or afterward, divulge, reveal or communicate any Confidential Information to any person, firm, corporation or entity whatsoever, or use any Confidential Information for the Employee's own benefit or for the benefit of others.

                           (b) Rights to Inventions, Patents and Copyrights. The
Employee shall promptly disclose in writing to the Company: all ideas, inventions, discoveries, devices, machines, apparatus, methods, compositions, know-how, works, processes and improvements to any thereof, whether or not patentable or copyrightable, that the Employee may conceive, make, develop, invent, reduce-to-practice, author or discover, whether solely or jointly or commonly with others, during the Employee's employment with the Company, or within one calendar year following the termination of the Employee's employment with the Company, which relate to the business of the Company at the time of termination (the items specified in this section are hereinafter collectively referred to as "Inventions"). All Inventions are the sole and exclusive property of the Company. The Employee shall promptly assign, transfer and set over unto the Company, its successors and assigns, all of his rights, title and interest in and to all Inventions, all applications for letters patent or copyrights, foreign and domestic, which have or may be filed on such Inventions, all copyrights, all letters patent of the United States and its territorial possessions and all letters patent of foreign countries which may be granted therefore, and all reexaminations and reissues of said letters patent, including the subject matter of any and all claims which may be obtained in every such domestic and foreign patent, the same to be held and enjoyed by the Company for its own and exclusive use and advantage, and for the exclusive use and advantage of its successors, assigns and other legal representatives, to the full end of the term or terms for which said copyrights and letters patent of the United States, territories and foreign countries are or may be granted, reexamined or reissued, as fully and entirely as the same would have been held and enjoyed by the Employee if the assignment had not been made. The Employee further covenants and agrees that the Employee will, during and subsequent to the term of this Agreement, without demanding any other consideration therefore, at any time, upon request, execute, or cause to be executed, and deliver any and all papers that may be necessary or desirable to perfect the title to any Invention and to such letters patent and copyrights as may be granted therefore, in the Company, its successors, assigns or other legal representatives, and that if the Company, its successors, assigns, or other legal representatives shall desire to file any subsequent or derivative application, or to secure a reissue or reexamination of such letters patent, or to file a disclaimer relating thereto, the Employee will upon request, sign, or cause to be signed, all papers, make or cause to be made all rightful oaths, and do all lawful acts requisite for such action.

                  The Employee does further covenant and agree, that he will, at any time during and subsequent to the term of this Agreement hereof, upon request, communicate to the Company, its successors, assigns, or other legal representatives, such facts relating to the Inventions, letters patent and copyrights or to the history thereof, as may be known to him, and testify, at the Company's expense, as to the same in any interference or other litigation or proceeding in which the Employee is not a party and does not have an interest, when requested to do so.

                  5.2 Non solicitation of Employees. While employed by the Company and for a period of one year thereafter, the Employee shall not directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity, attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of six months.

                  5.3 Non-Competition. While employed by the Company and for a period of one year thereafter, the Employee shall not, directly or indirectly, whether as principal, agent, shareholder (except as set forth below) or in any other capacity, whether or not compensation is received, engage or participate in any activity for, be employed by, assist or have an equity interest in (other than as a passive investor of no more than five percent with no involvement in the management or conduct of the affairs of business of such entity) any business or other entity which is or plans to enter into the securities brokerage business in Seminole County, Florida.. The Employee acknowledges that the provisions of this Section 5.3 are reasonably necessary for the purposes of protecting the Company's and its subsidiaries' legitimate business interests and goodwill. It is accordingly the intention of the parties that this Section 5.3 be enforceable to the fullest extent permissible under applicable law. The Employee agrees, however, that in the event any restriction or limitation of this Section 5.3, or any portion thereof, shall be declared or held to be invalid or unenforceable by a court of competent jurisdiction, then such restriction or limitation shall be deemed amended to substitute or modify it, as either or both may be necessary, to render it valid and enforceable.

                  5.4 Equitable Relief. It is recognized and hereby acknowledged by the parties hereto that a breach by the Employee of any of the covenants contained in this Article 5 will cause irreparable injury to the Company's and its subsidiaries' legitimate business interests and goodwill and that such injury would not be adequately compensated by monetary damages. Accordingly, the Employee recognizes and hereby acknowledges that the Company and any of its subsidiaries shall be entitled to specific performance of any of the provisions of this Article 6 and an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in this Article 5 by the Employee or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction and specific performance shall be cumulative and in addition to whatever other remedies the Company or its subsidiaries may possess.

                  5..5 Books and Records. All books, records, and accounts relating in any manner to the customers or clients of the Company, whether prepared by the Employee or otherwise coming into the Employee's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company on termination of the Employee's employment hereunder or on the Company's request at any time.

         6. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without application of any conflicts of laws principles, and any proceeding contemplated by Section 6 or to enforce any arbitration award contemplated by Section 11 shall be heard in the state or federal courts located in Seminole County, Florida. The parties hereto hereby consent to personal jurisdiction in such venue and waive any claim or argument that such venue is inconvenient or improper.

         7. Notices: Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered by hand or three days after being deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Company:    Empire Financial Holding Company
                                        1385 West State Road 434
                                        Longwood, Florida 32750
                                        Attention:  Board of Directors


                  If to the Employee:   Donald A. Wojnowski Jr.
                                        301 Riverside Drive
                                        Melbourne Beach, Fl 32951

or to such other addresses as either party hereto may from time to time give notice of to the other in the aforesaid manner.

         8. Successors.

                  (f) This Agreement is personal to the Employee and without the prior written consent of the Company shall not be assignable by the Employee other than the transfers of benefits hereunder by will or the laws of descent and distribution.

                  (g) This Agreement shall inure to the benefit of, be enforceable by and be binding upon the Company's successors and assigns.

                  (h) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

         9. Severability. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area, which would cure such invalidity.

         10 Waivers. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

         11. Arbitration. Except as set forth in Section 6, any controversy between the parties regarding this Agreement and any claims arising out of this Agreement or its breach shall be required to be submitted to binding arbitration. Either party shall have the right to commence arbitration proceedings. The arbitration proceedings shall be conducted, by a panel of three arbitrators, pursuant to the Commercial Arbitration Rules of the National Association of Securities Dealers (NASD). The arbitration shall be conducted in Seminole County, Florida and the arbitrator shall have the right to award actual damages and attorney fees and costs, but shall not have the right to award punitive, special, exemplary or consequential damages against any party. The parties shall hold any award resulting from such proceeding or settlement in connection therewith in strict confidence, unless the disclosure of such award or settlement is required by law.

         12. Damages. Nothing contained herein shall be construed to prevent the Company or the Employee from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement.

         13. No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person (other than the parties hereto and, in the case of Employee, his heirs, personal representative(s) and/or legal representative) any rights or remedies under or by reason of this Agreement.

         14. Conflicts With Other Agreements. The Employee represents to the Company that the Employee's execution and performance of this Agreement does not violate the provisions of any employment, non-competition or other agreement to which the Employee is a party or by which the Employee is bound.

         15. Indemnification. The Company agrees to promptly execute and deliver to the Employee an Indemnification Agreement in substantially the same form as utilized for the Chairman of the Board, it being agreed that the Company will use its best efforts to ensure that such agreement will provide for mandatory indemnification and advancement of expenses to the fullest extent permitted by law.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                        COMPANY:


                                        EMPIRE FINANCIAL HOLDING COMPANY


                                        By: /s/ Steven Rabinovici
                                            ---------------------
                                            Steven Rabinovici
                                            Chairman of the Board


                                        EMPLOYEE:


                                        /s/ Donald A. Wojnowski Jr.
                                        ---------------------------
                                        Donald A. Wojnowski Jr.
                                        Chief Executive Officer & President

                                   SCHEDULE A
                             INCENTIVE COMPENSATION


1. Inclusion in top tier as a full share of the company's management bonus pool.

2. 300,000 10 year options to purchase EFH common shares at $2.00 per share, these options are transferable upon death.

3. Full vesting in share grant from previously employment agreement dated June 2003

4. The executive may be entitled to other bonus or compensation awarded by the Board of Directors.